Exhibit (a)(1)(D)
LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES
TENDER OFFER
(the “U.S. Offer”)
for
American Depositary Shares, representing shares of common stock (“ADSs”)
of
Enel Américas S.A.
by
Enel S.p.A.
for
cash in the amount Ch$7,000 (seven thousand Chilean pesos) per ADS, without any interest, payable in U.S. dollars, and less any applicable distribution fees and withholding taxes.
The deadline for validly tendering ADSs held through the Depository Trust Company (the “DTC”) in the U.S. Offer is 5:00 pm, New York City time, on April 13, 2021 (as such time and date may be extended or earlier terminated, the “ADS Expiration Date”), unless the U.S. Offer is extended or earlier terminated.
ADSs tendered on or prior to the ADS Expiration Date may not be withdrawn except as described in the Offer to Purchase (as hereinafter defined). NO GUARANTEED DELIVERY
The Information Agent for the Tender Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Call U.S. Toll-Free: +1 (866) 431-2096
Call International: +1 (781)-575-2137
E-mail: enelamericas@georgeson.com

March 15, 2021
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
Enel S.p.A., a società per azioni organized and existing under the laws of Italy (“Enel S.p.A.”), is making an offer to purchase up to 7,608,631,104 of the outstanding shares of common stock, no par value (the “Shares”), of Enel Américas S.A., a sociedad anónima abierta organized and existing under the laws of the Republic of Chile (“Enel Américas”), including Shares represented by American Depositary Shares (“ADSs”), each representing fifty (50) Shares, at a cash price of (i) Ch$140 per Share, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and other applicable fees, and (ii) Ch$7,000 per ADS, in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees of $0.05 per ADS (the “Distribution Fees”) payable to Citibank, N.A., in its capacity as ADS Tender Agent (the “ADS Tender Agent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 15, 2021 (the “Offer to Purchase”), as filed with the U.S. Securities and Exchange Commission in connection with the U.S. Offer.
WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE DEADLINE FOR VALIDLY TENDERING ADSs IS 5:00 PM, NEW YORK CITY TIME, ON APRIL 13, 2021 UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.
Please furnish copies of the enclosed materials to those of your clients for whose account you hold ADSs in your name or in the name of your nominee. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:
1.
Offer to Purchase, dated March 15, 2021; and

2.
A printed form of letter which may be sent to your clients for whose accounts you hold ADSs, with space provided for obtaining such clients’ instructions with regard to the U.S. Offer.

Please note the following:
1.
Tender Agent:

Enel S.p.A. has appointed Citibank, N.A. as ADS Tender Agent for the U.S. Offer.
2.
Information Agent:

Enel S.p.A. has appointed Georgeson LLC as Information Agent.
Any questions you may have with respect to the manner in which ADSs may be tendered in the U.S. Offer should be directed to Georgeson LLC, as Information Agent, by telephone at +1 (866) 431-2096 (U.S. Toll Free) or +1 (781) 575-2137 (International) or by E-mail at enelamericas@georgeson.com.
3.
Holders of ADSs:

The U.S. Offer is being made to all holders of issued and outstanding ADSs, wherever located.
Those holders will receive for each ADS validly tendered and not properly withdrawn and accepted for purchase by Enel S.p.A. in the U.S. Offer: Ch$7,000 per ADS, in cash, without interest, payable in U.S. dollars net of applicable withholding taxes and distribution fees of $0.05 per ADS payable to Citibank, N.A., in its capacity as ADS Tender Agent, upon the terms and subject to the conditions set forth in the Offer to Purchase.
4.
Procedure for Tendering:

For ADSs held through the Depository Trust Company (“DTC”) to be validly tendered in the U.S. Offer, a holder of ADSs will need to (i) send an Agent’s Message (as hereinafter defined) to the ADS Tender Agent, and (ii) transfer the ADSs to the applicable DTC account using DTC’s automated systems, in any case, prior to 5:00 pm, New York City time, on April 13, 2021.
The term “Agent’s Message” means a message transmitted by DTC to, and received by, the ADS Tender Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the ADSs that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the U.S. Offer (as set forth in the Offer to Purchase) and the Letter of Transmittal, and that Enel S.p.A. may enforce such agreement against the participant.
5.
Withdrawal Rights:

ADSs tendered on or prior to the Expiration Date may be withdrawn as described in the section entitled “The U.S. Offer — Tender Withdrawal Rights” in the Offer to Purchase.
6.
Proration:

In no event will Enel S.p.A. purchase more than 7,608,631,104 Shares (including Shares represented by ADSs), in total, in the Offers (as such term is defined in the Offer to Purchase and hereinafter used as so defined). If more than 7,608,631,104 Shares (including Shares represented by ADSs) are tendered and not properly withdrawn in the Offers, Enel S.p.A. will, upon the terms and subject to the conditions set forth in the Offer to Purchase, purchase 7,608,631,104 Shares (including Shares represented by ADSs) on a pro rata basis according to the number of Shares (including Shares represented by ADSs) properly and timely tendered in the Offers and not properly withdrawn and accepted by Enel S.p.A. after giving effect to proration. On the New York Business Day immediately following the Offer Expiration Date, the Chilean Tender Agent (each as defined in the Offer to Purchase and hereinafter used as so defined) shall notify the ADS Tender Agent of the proration factor (the “Proration Factor”) to be applied to the amount of ADSs tendered and not properly withdrawn by each tendering holder of ADSs as of the ADS Expiration Date and the ADS Tender Agent shall apply the Proration Factor by multiplying the number of ADSs tendered and not properly withdrawn by each tendering holder of ADSs by the Proration Factor (the “Prorated Tender Amount”). To the extent that any tendering holder’s Prorated Tender Amount results in fractional ADSs, the ADS Tender Agent shall round the resulting number down to the nearest whole number of ADSs so that no fractional number of ADSs tendered by such holder of ADSs would be accepted for purchase pursuant to the U.S. Offer (the “Prorated Accepted Amount”). Any number of ADSs tendered by each tendering holder of ADSs in excess of each such holder’s Prorated Accepted Amount shall be returned to each such holder in accordance with the terms of the Offer to Purchase.
7.
Delivery of Payment:

Delivery of the applicable Tender Offer Price (as such term is defined in the Offer to Purchase and hereinafter used as so defined) for the ADSs tendered in the U.S. Offer will in all cases be made only after timely receipt by the ADS Tender Agent of (i) confirmation from Enel S.p.A. of the acceptance of all or a portion of the ADSs validly tendered and not properly withdrawn in the U.S. Offer, (ii) an amount equal to the applicable Tender Offer Price in U.S. dollars for the ADSs validly tendered and accepted in the amount determined in accordance with the procedures set forth in the Offer to Purchase.
Any inquiries you may have with respect to the U.S. Offer should be addressed to the Information Agent, Georgeson LLC at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, or call +1 (866) 431-2096 (U.S. Toll Free) or +1 (781) 575-2137 (International) or E-mail enelamericas@georgeson.com.
Very truly yours,
Enel S.p.A.
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF ENEL S.P.A., ENEL AMÉRICAS S.A., THE ADS TENDER AGENT, THE INFORMATION AGENT OR ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER NOT CONTAINED IN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.